                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 23, 2001
                                                          -------------

                        Environmental Power Corporation
                        -------------------------------
            (Exact name of registrant as specified in its charter)

Delaware                            0-15472                  04-2782065
--------                            ------------             ----------
(State of other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)

          500 Market Street, Suite 1-E, Portsmouth, New Hampshire 03801
                    (Address of principal executive offices)

                                (603) 431-1780
             (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On July 23, 2001 (the "Closing Date"), the Company acquired approximately 87.7% of the outstanding common stock of Microgy Cogeneration Systems Inc. ("Microgy") in exchange for securities of the Company pursuant to a Share Exchange Agreement (the "Exchange Agreement") dated as of June 20, 2001 among the Company, Microgy and the Principal Microgy Shareholders, as defined therein.

Microgy is a development stage company which intends to develop, finance, own and operate project facilities which utilize environmentally friendly technologies that focus primarily on production of energy from animal and organic wastes (bio-energy), creation of fuels from renewable bio sources (bio-fuels) and the creation of cogeneration projects (alternative energy) which have potential distributed power applications. Microgy intends to develop and license from others proprietary technologies that focus on renewable, clean, cost effective energy and fuels. The basic business trends which Microgy believes supports its plans include:

     . worldwide deregulation and restructuring of the electric utility industry;

     .    trends favoring distributed generation;

     .    environmental regulations which aim at reducing pollution; and

     .    structural changes occurring in the basic fossil fuels industries.

To accomplish its objectives, Microgy has begun to license technologies, contract for sites to host its project facilities, enter into power purchase agreements to sell energy as a source of revenue, and explore areas of mutual interest with others to seek to create projects with sustainable long-term revenue streams.

Microgy, a Colorado corporation, has principal executive offices located at 1767 A Denver West Boulevard, Suite 15, Golden, Colorado 80401. The telephone number for Microgy's principal executive offices is (303) 384-9402.

The Company issued an aggregate of 5,521,549 shares of the Company's common stock, $.01 par value ("Common Stock") and 197,760.7 shares of the Company's newly designated Series B Convertible Preferred Stock, $.01 par value (the "EPC Preferred Stock"), to the Principal Microgy Shareholders in exchange for 15,919,147 shares of Microgy common stock. Each share of Preferred Stock, which votes with the Common Stock on an as converted basis, will automatically be converted into ten shares of Common Stock upon an increase in the authorized common stock to an amount sufficient to allow conversion of the Preferred Stock. The exchange ratio (the "Exchange Ratio") used was 0.3468495 shares of Common Stock and 0.0124228 shares of Preferred Stock for each share of Microgy common stock. The Exchange Ratio was determined by negotiations among the Company, Microgy and the primary Principal Microgy Shareholders. The Exchange Ratio is based on all of the fully diluted equity of Microgy being exchanged for 45% of the fully diluted equity of the Company, assuming exercise or conversion of all derivative securities. Pursuant to Section 2.4 of the Agreement, the Exchange Ratio may be increased to reflect certain issuances of equity by the Company to generate funds to be available for financing Microgy. However, holders of approximately 94% of the Microgy common stock exchanged have agreed to waive their right to adjustments in the Exchange Ratio. The Principal Microgy Shareholders included two Microgy shareholders who executed Joinder Agreements, becoming parties to the Exchange Agreement. At the closing, one of the Principal Microgy Shareholders exchanged a warrant to purchase 800,000 shares of Microgy common stock for a warrant to purchase securities of the Company based on the Exchange Ratio.

Under the Exchange Agreement, the Company agreed to offer (the "Subsequent Offer") the remaining shareholders of Microgy (who own an aggregate of 2,230,126 shares of Microgy Common, warrants to purchase 885,000 shares of Microgy common stock and options to purchase 290,000 shares of Microgy common stock) to exchange for EPC securities based on the Exchange Ratio.

The Agreement provides that, within 30 days of the Closing Date, the Board of Directors of the Company will be enlarged from five to eight members and the three resulting vacancies will be filled by designees of the Principal Microgy Shareholders (including replacements or substitutes similarly designated, the "Microgy Designees").

In connection with the Exchange Agreement, the Company, the Principal Microgy Shareholders, Joseph E. Cresci and Donald A. Livingston entered into a Stockholders' Agreement as of the Closing Date (the "Stockholders' Agreement"). Messrs. Cresci and Livingston (the "Majority Stockholders") are Directors, officers and principal stockholders of the Company. The Stockholders Agreement provides among other things, that:

     . The Company will arrange for a meeting of stockholders to present a proposal to increase the authorized Common Stock from 20 million shares to a greater number at least sufficient to permit the conversion of the Preferred Stock into Common Stock and the parties will vote the shares they own or control in favor thereof;

     . The parties will take all lawful action, including voting the shares they own or control, to cause the proportion of Microgy Designees to the existing five Directors, (including any replacement or substitute designated by the Majority Stockholders, the "Incumbent Directors") and for the election of the Microgy Designees and the Incumbent Directors;

     . Each Party who is a director of the Company, in such capacity (subject to his fiduciary duties to the Company), unless agreed by a majority of the then Incumbent Directors, will retain Messrs. Cresci and Livingston as Chairman and Chief Executive Officer and President, respectively, and not take any action to alter the respective powers and functions of such offices;

     . Each Principal Microgy Shareholder agreed that, unless such Principal Microgy Shareholder has been specifically invited in writing by a majority of the then Incumbent Directors (or in the case of (a)(i) below, has obtained the consent of a majority of the then Incumbent Directors), such Principal Microgy Shareholder will not in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) in the case of George A. Kast and Benjamin Brant, any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, or any of its subsidiaries, except as contemplated in the Exchange Agreement; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, except as contemplated in the Stockholders' Agreement, (b) form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended), with respect to the securities of the Company, except as contemplated in the Stockholders' Agreement, (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company, (other than acting as a shareholder or director in the ordinary course), (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above, (e) advise, assist or encourage any other persons in connection with the foregoing, or (f) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

     .    The Stockholders' Agreement terminates on June 30, 2003.

The Company also entered into a Registration Rights Agreement as of the Closing Date (the "Registration Rights Agreement") with the Principal Microgy Shareholders, the Majority Stockholders and those Microgy security holders who exchange Microgy securities in the Subsequent Offer and execute counterpart signature pages thereto (collectively, the "Holders"). Pursuant to the Registration Rights Agreement, the Company agreed to file, by November 30, 2001, a Registration Statement on behalf of the Holders allowing holders to resell Common Stock and granted the Holders piggyback registration rights.

The Exchange Agreement and related documents, which are filed as exhibits to this Report, qualify the description of the transaction set forth above and contain additional information regarding the terms of the transaction.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements for Microgy

     A.   Audited Financial Statements
          (1)  Report of Independent Auditors
          (2)  Balance Sheet as of June 30, 2000
          (3) Statements of Operations for the Year Ended June 30, 2000 and for the Period from March 25, 1999 (inception) through June 30, 2000
          (4) Statements of Changes in Stockholders' for the Period from March 25, 1999 (inception) through June 30, 2000
          (5) Statements of Cash Flows for the Year Ended June 30, 2000 and for the Period from March 25, 1999 (inception) through June 30, 2000
          (6)  Notes to the Financial Statements

     B.   Unaudited Interim Financial Statements
          (1)  Balance Sheet as of March 31, 2001
          (2)  Statement of Operations for the Nine Months Ended March 31, 2001
          (3) Statement of Operations for the Period from March 25, 1999 (inception) through March 31, 2001 (to be filed as an amendment to this Report within 60 days after the filing hereof)
          (4)  Statement of Cash Flows for the Nine Months Ended March 31, 2001
          (5) Statement of Cash Flows for the Period from March 25, 1999 (inception) through March 31, 2001 (to be filed as an amendment to this Report within 60 days after the filing hereof)
          (6) Notes to Condensed Financial Statements (to be filed as an amendment to this Report within 60 days after the filing hereof)


(b) Pro Forma Financial Information

    1. Pro Forma Combined Condensed Financial Statements
          (1) Unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 2001
          (2) Unaudited Pro Forma Combined Condensed Statements of Operations for the Three Months Ended March 31, 2001 and Year Ended December 31, 2000
          (3)  Notes to Unaudited Pro Forma Combined Condensed Financial
               Statements

(c) Exhibits

          3.02 Certificate of Designations related to the Company's newly designated, $.01 par value, Series B Convertible Preferred Stock.

         10.03 Share Exchange Agreement dated June 20, 2001 among the Company, Microgy and the Principal Microgy Shareholders (incorporated by reference to Exhibit 2 to Amendment No. 7 to Schedule 13D filed
                            ---------
               by Joseph E. Cresci on August 2, 2001 (the "13D")).

         10.04 Stockholders' Agreement dated July 23, 2001 among the Company, the Principal Microgy Shareholders, Joseph E. Cresci and Donald
               A. Livingston (incorporated by reference to Exhibit 4 to the 13D)
                                                           ---------

         10.05 Registration Rights Agreement dated July 23, 2001 among the Company, the Principal Microgy Shareholders, Joseph E. Cresci, Donald A. Livingston and future exchanging Microgy security holders who become a party thereto (incorporated by reference to Exhibit 5 to the 13D).

         10.06 Form of Joinder Agreement (incorporated by reference to Exhibit 6
                                                                       ---------
               to the 13D).

         10.07 Form of Waiver Agreement dated July 23, 2001 executed by certain Microgy Shareholders (incorporated by reference to Exhibit 3 to
                                                                  --------
               the 13D).

         10.08 Warrant Agreement dated July 23, 2001 between the Company and Daniel J. Eastman. (incorporated by reference to Exhibit 6 to the
                                                                ---------
               Schedule 13D filed by Daniel J. Eastman on August 2, 2001).

Cautionary Statement

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this report, such as statements concerning Microgy's intentions to develop, finance, own and operate project facilities, Microgy's intentions to develop and license from others proprietary technologies, anticipated business trends, changes to EPC's authorized capital, changes to EPC's Board of Directors, EPC's acquisition of the remaining Microgy securities, future registrations of EPC's securities and other statements contained herein regarding matters that are not historical facts, are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in executing on a business plan, technological uncertainties, risks relating to managing and integrating acquired businesses, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with EPC's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which EPC and Microgy operate and other factors, including those described in the Company's filings with the Securities and Exchange Commission, including the section "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors That May Impact Future Results" of EPC's Quarterly Report on Form 10-Q for the period ended March 31, 2001. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. EPC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

August 7, 2001                   /s/ William D. Linehan
                                 -----------------------------------------------
                                 William D. Linehan
                                 Treasurer and
                                 Chief Financial Officer
                                 (principal accounting officer
                                 and authorized officer)

MICRO GYCOGENERATION SYSTEMS, INC.
(A development stage company)
FINANCIAL STATEMENTS
For the period from March 25, 1999 (inception) through June 30, 2000

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                              FINANCIAL STATEMENTS

      For the period from March 25, 1999 (inception) through June 30, 2000





                                   Contents

Report of Independent Auditors .........................................   1

Audited Financial Statements

Balance Sheet ..........................................................   2
Statement of Operations ................................................   3
Statement of Changes in Stockholders' Equity ...........................   4
Statement of Cash Flows ................................................   5
Notes to the Financial Statements ......................................   6

                         Report of Independent Auditors

Board of Directors
Microgy Cogeneration Systems, Inc.

We have audited the accompanying balance sheet of Microgy Cogeneration Systems, Inc. (a development stage company) as of June 30, 2000, and the related statement of operations, changes in stockholders' equity, and cash flows for the year ended June 30, 2000 and the period from March 25, 1999 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microgy Cogeneration Systems, Inc. at June 30, 2000, and the results of its operations and its cash flows for the year ended June 30, 2000 and the period from March 25, 1999 (inception) through June 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

October 6, 2000

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                                  BALANCE SHEET

                                  June 30, 2000

Assets
Current assets:
  Cash and cash equivalents                                        $    274,866
  Common stock subscriptions receivable                                 675,008
  Prepaid expenses and other current assets                               3,722
                                                                 ---------------
Total current assets                                                    953,596

Property and equipment                                                    1,461
Accumulated depreciation                                                    (46)
                                                                 ---------------
Net property and equipment                                                1,415
                                                                 ---------------
Total assets                                                       $    955,011
                                                                 ===============

Liabilities
Current liabilities:
  Accounts payable                                                 $     70,098
  Accrued liabilities                                                    26,911
                                                                 ---------------
Total current liabilities                                                97,009

Stockholders' equity:
  Common stock ($.001 par value; 75,000,000 shares
    authorized; 17,994,815 issued and outstanding)                       17,995
  Preferred stock ($.001 par value; 25,000,000 shares
    authorized; none issued and outstanding)                                 --
  Additional paid-in capital                                          1,393,451
  Deficit accumulated during the development stage                     (553,444)
                                                                 ---------------
  Total stockholders' equity                                            858,002
                                                                 ---------------
Total liabilities and stockholders' equity                         $    955,011
                                                                 ===============

See accompanying notes.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                             STATEMENT OF OPERATIONS

                                                                   Inception
                                                  Year Ended        through
                                                    June 30,        June 30,
                                                      2000            2000
                                                 ------------------------------
Revenues
Interest income                                    $         93    $         93
                                                 ------------------------------
                                                             93              93

Expenses
Salaries and benefits                                   245,286         245,286
Issuance of common stock for services                   104,341         104,341
Marketing and sales                                      25,025          25,025
General and administrative                              121,161         124,011
Other operating expenses                                 51,328          54,828
Depreciation expense                                         46              46
                                                 ------------------------------
                                                       (547,187)       (553,537)
                                                 ------------------------------
Loss before income taxes                               (547,094)       (553,444)
Income taxes                                                 --              --
                                                 ------------------------------
Net loss                                           $   (547,094)   $   (553,444)
                                                 ==============================

See accompanying notes.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

      For the period from March 25, 1999 (inception) through June 30, 2000

                                                              Common Stock             Additional                        Total
                                                      -----------------------------      Paid-in       Accumulated    Stockholders'
                                                         Shares           Amount         Capital         Deficit         Equity
                                                      -----------------------------------------------------------------------------
Balance at March 25, 1999                                      --        $    --       $       --      $      --       $        --
 Issuance of stock for cash--initial stockholders       8,112,500          8,113               --             --             8,113
                                                      -----------------------------------------------------------------------------
 Net loss                                                      --             --               --         (6,350)           (6,350)
                                                      -----------------------------------------------------------------------------
Balance at June 30, 1999                                8,112,500          8,113               --         (6,350)            1,763
 Issuance of stock for cash to a director               5,937,500          5,937          244,063             --           250,000
 Issuance of stock to management for cash
  ($1,954) and services ($104,341)                      1,954,000          1,954          104,341             --           106,295
 Issuance of stock for cash in private placement,
  net of $28,000 expenses                               1,990,815          1,991        1,045,047             --         1,047,038
 Net loss                                                      --             --               --       (547,094)         (547,094)
                                                      -----------------------------------------------------------------------------
Balance at June 30, 2000                               17,994,815        $17,995       $1,393,451      $(553,444)      $   858,002
                                                      =============================================================================

See accompanying notes.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                             STATEMENT OF CASH FLOWS

                                                                   Year Ended         Inception to
                                                                     June 30,            June 30,
                                                                       2000                2000
                                                                  ---------------------------------
   Cash flows from operating activities
   Net loss                                                         $  (547,094)     $  (553,444)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
     Depreciation and amortization                                           46               46
     Issuance of common stock for services                              104,341          104,341
     Increase in prepaid expenses and other current assets               (3,722)          (3,722)
     Increase in accounts payable                                        63,748           70,098
     Increase in accrued liabilities                                     26,911           26,911
                                                                  ---------------------------------
   Net cash used in operating activities                               (355,770)        (355,770)

   Cash flows from investing activities
   Purchase of property and equipment                                    (1,461)          (1,461)
                                                                  ---------------------------------
   Net cash used in investing activities                                 (1,461)          (1,461)

   Cash flows from financing activities
   Proceeds from sale of common stock                                   632,097          632,097
                                                                  ---------------------------------
   Net cash provided by financing activities                            632,097          632,097

   Net change in cash                                                   274,866          274,866
                                                                  ---------------------------------

   Cash, beginning of period                                                 --               --
                                                                  ---------------------------------
   Cash, end of period                                              $   274,866      $   274,866
                                                                  =================================


See accompanying notes.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                        NOTES TO THE FINANCIAL STATEMENTS

                                  June 30, 2000

1. Summary of Significant Accounting Policies

Organization and Development Stage Activity

Microgy Cogeneration Systems, Inc. (the "Company") was incorporated in Colorado on March 25, 1999, and is in a development stage as of June 30, 2000. The Company is an alternative energy company developing renewable energy projects worldwide through proprietary technologies and systems. The initial projects are biopower facilities that process agricultural and organic wastes into renewable energy and fuels through Company systems using proprietary technologies.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand at the balance sheet date.

Property and Equipment

Property and equipment, consisting primarily of furniture and fixtures, is stated at cost. Depreciation is computed over the estimated useful lives of the assets, which range from 5 to 7 years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

Pursuant to the provisions of Statement of Financial Accounting Standards No. 123, Accounting and Disclosure of Stock-Based Compensation (Statement No. 123), the Company accounts for its stock compensation arrangements under Accounting Principles Board No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related pronouncements. Under the provisions of APB No. 25, no compensation expense is recognized when stock options are granted with exercise prices equal to or greater than market value on the date of grant.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                 NOTES TO THE FINANCIAL STATEMENTS (continued)

1. Summary of Significant Accounting Policies (continued)

Common Stock Subscriptions Receivable

Common stock subscriptions receivable represent amounts due from stockholders of the Company's common stock at the balance sheet date. All amounts were received by the Company during July 2000.

2. Income Taxes

The Company accounts for income taxes in conformity with Statement No. 109, Accounting for Income Taxes. Under the provisions of Statement No. 109, a deferred tax liability or asset (net of a valuation allowance) is provided in the financial statements by applying the provisions of applicable tax laws to measure the deferred tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These temporary differences will result in net taxable or deductible amounts in future years as a result of events recognized in the financial statements in the current or preceding years.

The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss and tax credit carryforwards if there has been a "change in ownership" as described in Section 382 of the Internal Revenue Code. Such a change of ownership may limit the Company's utilization of its net operating loss and tax credit carryforwards, and could be triggered by an initial public offering or by subsequent sales of securities by the Company or its stockholders.

Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                      June 30,
                                                        2000
                                                   --------------
  Deferred tax assets:
     Net operating loss carryforward                  $ 200,613
     Allowance for uncollectible notes                    9,987
                                                   --------------
  Total deferred tax assets                             210,600
  Valuation allowance                                  (210,600)
                                                   --------------
  Net deferred taxes                                  $      --
                                                   ==============

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                 NOTES TO THE FINANCIAL STATEMENTS (continued)

2. Income Taxes (continued)

At June 30, 2000, the Company had net operating loss carryforwards for income tax purposes of approximately $527,000, which expire through 2019.

3. Leases

Commencing on April 1, 2000, the Company entered into an operating lease for office space in Golden, Colorado for a period of one year. Additionally, the Company entered into an operating lease for office space in Mequon, Wisconsin for a period of one year commencing on April 15, 2000.

Future minimum rental commitments under operating leases as of June 30, 2000, all due during fiscal year 2001, were $33,000.

Rental expense was approximately $21,000 for the year ended June 30, 2000.

4. Common Stock Issuances

During March and June 1999, 8,112,500 shares of common stock were issued to management and founders of the Company for an aggregate of $8,113 or $0.001 per share.

In August 1999, the Company sold 5,937,500 shares for an aggregate of $250,000 or $0.042 per share.

During January and April of 2000, 1,500,000 shares and 454,000 shares, respectively, were issued to members of management for an aggregate of $1,500 and $454, respectively. In connection with both issuances, the Company recorded expense in relation to services of $104,341.

During June 2000, the Company completed a private placement and raised a total of $1,047,038 on the issuance of 1,990,815 shares at a price of $0.54 per share, net of issuance costs of $28,000.

5. Stock Options

In June 2000, the Company's Board of Directors and stockholders approved the 2000 Stock Option Plan (the 2000 Plan) pursuant to which a total of 5,000,000 shares of common stock have been reserved for issuance to eligible employees, consultants and

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                 NOTES TO THE FINANCIAL STATEMENTS (continued)

5. Stock Options (continued)

directors of the Company. Awards under the 2000 Plan may consist of incentive stock options, which qualify under Section 422 of the Internal Revenue Code, or nonqualified stock options, which do not qualify under that provision. The 2000 Plan provides for an exercise period of up to six years with the price being equal to the fair market value at the time the option is granted. The 2000 Plan is administered by the Board of Directors, which has the authority to select the individuals to whom awards will be granted and to determine whether and to what extent stock options are to be granted, the numbers of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. There were 5,000,000 shares of common stock reserved for issuance under the 2000 Plan as of June 30, 2000. No stock options were issued as of June 30, 2000.

6. Preferred Stock

The Company is authorized to issue up to 25,000,000 shares of nonvoting preferred stock, $0.001 par value, with the shares to be issued in series by the Board of Directors. The shares of preferred stock may be issued in one or more series with such designations, rights, preferences and limitations as the Company's Board of Directors may determine without approval of its stockholders. As of June 30, 2000 there were no preferred stock shares issued or outstanding.

7. Warrants and Rights

In May 1999, the Company issued 885,000 warrants to stockholders of the Company. The shareholder warrants expire in May 2002. Each warrant is exercisable for one share of common stock at a price of $1.00 per share. The Company has the ability to call the warrants at a price of $1.20 per common share or greater.

In December 1999, an employee was issued a warrant to purchase 800,000 shares of common stock at an exercise price of $0.50 per share through March 2001 and $1.00 per share through September 2002.

A major midwestern utility company, or its designee, has the right to purchase 5% of the outstanding common stock of the Company for $3,250,000 at the time the right is exercised. This right expires on the earlier of May 4, 2001 or 30 days prior to a public offering by the Company.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                 NOTES TO THE FINANCIAL STATEMENTS (continued)

8. Related Party Transactions

Rent and telephone expenses in the amount of $9,250 were paid to a related party having the same President and Vice President as the Company who are also stockholders of both entities. Business opportunities relating to anaerobic digestion, microturbines, and heating and cooling technology were purchased for $25,000 in September 1999 from the same related party and expensed at that time. Advances were also made to that related party under a promissory note related to a secured advance line not to exceed $250,000. The Company had advanced $26,274 as of June 30, 2000. As of October 6, 2000 there were approximately $112,000 in outstanding advances secured by the related party's assets. Due to the uncertainty of collection, this amount has been reserved in full. In addition, no interest income related to the note receivable has been recognized by the Company.

9. Power Contracts

On May 4, 2000, the Company entered into an agreement with a major midwestern utility company whereby the utility would buy all of the Base Power generated at a Company facility in excess of the Company's needs at the facility. At the same time, the Company entered into a supplemental Green Power purchase agreement with the same utility in which the utility will pay a specified premium for all of the renewable green energy produced at the Company's facility. The term of both agreements is ten years.

Contracts are under negotiation with the same utility for nine or more additional facilities. Each project represents approximately one megawatt of power, for a total of ten or more megawatts of Green Power.

Each of the ten projects is anticipated to have a long-term lease agreement with a host farm, typically for ten years or longer.

On July 23, 2000, the Company entered into a letter of intent with a west coast utility for up to 15 megawatts of Green Power at facilities in southern California.

10. European Technology Provider

On May 12, 2000, the Company entered into a revised licensing agreement with a European technology provider whereby the Company is granted a perpetual and exclusive license for use of certain proprietary technology in its cogeneration facilities. This agreement superseded an initial license agreement executed in November 1999.

                       MICROGY COGENERATION SYSTEMS, INC.
                          (A development stage company)

                 NOTES TO THE FINANCIAL STATEMENTS (continued)

10. European Technology Provider (continued)

The European technology provider will own a 5% minority equity stake in any legal entity that owns any project developed by the Company using the European technology provider's enhanced anaerobic digester technology wherein the Company retains an equity position.

The agreement specifies a fixed payment amount per project to the European technology provider for engineering work and construction drawings. The agreement also specifies that a licensing fee as well as a monthly consulting fee will be paid to the European technology provider.

11. Colorado Technology Provider

On September 17, 1999, the Company entered into an agreement with a Colorado technology provider whereby the Company is granted an exclusive and perpetual worldwide license for use of the Colorado technology provider's proprietary microturbine in the Company's biogas or cogeneration projects. The agreement also gives the Company the right to manufacture the microturbine.

The Company also has a nonexclusive and perpetual worldwide license for the manufacture and use of the proprietary microturbine in a stand-alone or utility-connected system.

Microgy Cogeneration Systems, Inc.
(A development stage company)
Unaudited Balance Sheet
As of March 31, 2001

                                  ASSETS
Current Assets:
Cash and Cash Equivalents                                            92,321.73
Due from Affiliate                                                   66,074.45
Allowance for Doubtful Collections                                  (66,074.45)
Employee Travel  Advances                                             1,500.00
Prepaid Expenses                                                      4,187.00
                                                        -----------------------

Total Current Assets                                                 98,008.73
                                                        -----------------------

Property and Equipment:
Total Property and Equipment                                         41,267.36
Accumulated Depreciation                                             (5,579.00)
                                                        -----------------------

Net Property and Equipment                                           35,688.36
                                                        -----------------------

Other Assets:
Refundable Deposits                                                     110.00
Investment in Preferred Stock                                        83,407.32
Investment in Microgy Projects                                      100,693.50
                                                        -----------------------

Total Other Assets                                                  184,210.82
                                                        -----------------------

Total Assets                                                        317,907.91
                                                        =======================

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable                                                    151,101.04
Notes Payable - Shareholder                                          75,000.00
Payroll Due to Employees                                             80,381.55
                                                        -----------------------

Total Current Liabilities                                           306,482.59
                                                        -----------------------

Stockholders' Equity:
Common Stock                                                         18,149.28
Additional Paid-in Capital                                        1,476,703.58
Accumulated Deficit                                              (1,483,427.54)
                                                        -----------------------

Total Stockholders' Equity                                           11,425.32
                                                        -----------------------

Total Liabilities & Stockholders' Equity                            317,907.91
                                                        =======================

Microgy Cogeneration Systems, Inc.
(A development stage company)
Unaudited Statement of Operations
For the Nine Months Ended March 31, 2001



Revenues:
Other Revenues                                                         9,000.00
Interest Income                                                       14,576.57
                                                           ---------------------
     Total Revenues                                                   23,576.57
                                                           ---------------------

Project Costs:
Project Related Legal Costs                                           10,784.12
Other Project Related Corporate Costs                                  2,096.64
                                                           ---------------------
     Total Project Costs                                              12,880.76
                                                           ---------------------

     Gross Profit                                                     10,695.81
                                                           ---------------------

Operating Expenses:

Salaries and Benefits:
Salaries                                                             462,565.69
Payroll Taxes and Benefits                                            42,767.85
                                                           ---------------------
     Total Salaries and Benefits                                     505,333.54
                                                           ---------------------

Marketing and Sales:
Business Development                                                  32,375.22
Trade Shows                                                              400.00
                                                           ---------------------
     Total Marketing and Sales                                        32,775.22
                                                           ---------------------

General and Administrative:
Legal                                                                 35,588.36
Accounting                                                            12,180.75
General Travel and Entertainment                                      31,353.65
Auto Expenses                                                          9,433.27
Office Rents                                                          36,003.00
Telephone                                                             25,788.34
Office Supplies and Expenses                                          16,071.08
Couriers and Postage                                                   4,484.15
Dues, Licenses, and Subscriptions                                      4,599.15
Computer System Expenses                                              15,599.12
Seminars and Training                                                    772.50
Bad Debts                                                             39,800.00
Miscellaneous Expense                                                  1,521.18
                                                           ---------------------
     Total General and Administrative                                233,194.55
                                                           ---------------------

Other Expenses:
Corporate Financing Costs                                             15,157.00
New Technology Licensing Fees                                         15,000.00
Consulting Fees                                                      120,349.00
Directors Fees                                                        11,250.00
Other Expenses                                                         2,089.00
                                                           ---------------------
     Total Other Expenses                                            163,845.00
                                                           ---------------------

Total Operating Expenses                                             935,148.31
                                                           ---------------------

Income (Loss) from Operations                                       (924,452.50)
                                                           ---------------------

Depreciation                                                           5,533.00
                                                           ---------------------

Income (Loss) Before Income Taxes                                   (929,985.50)
                                                           ---------------------

Income Taxes                                                               0.00
                                                           ---------------------

Net Income (Loss)                                                   (929,985.50)
                                                           =====================

Microgy Cogeneration Systems, Inc.
(A development stage company)
Unaudited Statement of Cash Flows
For the Nine Months Ended March 31, 2001


Operating Activities:
      Net Income (Loss)                                           $ (929,985.50)
          Adjustments to Reconcile Net Income to
            Cash Provided by Operating Activities
                Depreciation                                           5,533.00
                Employee Travel Advances                              (1,324.02)
                Prepaid Expenses                                        (751.00)
                Accounts Payable                                      81,003.26
                Payroll and Taxes Payable                             53,470.44
                                                             -------------------
      Net Cash Provided by (Used for) Operating Activities          (792,053.82)
                                                             -------------------

Investing Activities:
      Purchase of Equipment                                          (39,806.47)
      Investment in Affiliate                                        (83,407.32)
      Investment in Projects                                        (100,693.50)
                                                             -------------------
      Net Cash Provided by (Used for) Investing Activities          (223,907.29)
                                                             -------------------

Financing Activities:
      Stock Subscriptions Receivable                                 675,008.04
      Note Payable - Stockholder                                      75,000.00
      Issuance of Common Stock                                        83,407.32
                                                             -------------------
      Net Cash Provided by (Used for) Financing Activities           833,415.36
                                                             -------------------

Net Change in Cash                                                  (182,545.75)

Beginning Cash                                                       274,867.48
                                                             -------------------

Ending Cash                                                         $ 92,321.73
                                                             ===================

Environmental Power Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Balance Sheet
As of March 31, 2001

                                                 EPC             Microgy       Pro Forma            Pro Forma             Combined
                                            (prior filing)    (standalone)    Adjustments   Note   Adjustments     Note     Total
                                           -----------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                      $ 11,427      $ 92,322                                                 $ 103,749
    Restricted cash                                 798,979                                                                 798,979
    Receivable from utility                       7,694,577                                                               7,694,577
    Other current assets                          1,355,034         5,687                                                 1,360,721
                                           -----------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                              9,860,017        98,009              -                    -             9,958,026

PROPERTY, PLANT AND EQUIPMENT, NET                  517,629        35,688                                                   553,317

DEFERRED INCOME TAX ASSET                           724,193                                                                 724,193

LEASE RIGHTS, NET                                 2,273,256                                                               2,273,256

ACCRUED POWER GENERATION REVENUES                58,053,351                                                              58,053,351

GOODWILL                                                                       5,785,756   (C)                            5,785,756

OTHER ASSETS                                        451,328       184,211                                                   635,539
                                           -----------------------------------------------------------------------------------------

                                               $ 71,879,774     $ 317,908    $ 5,785,756                    -          $ 77,983,438
                                           =========================================================================================

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses       $ 7,122,399     $ 231,483                                               $ 7,353,882
    Other current liabilities                     2,865,489        75,000                                                 2,940,489
                                           -----------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                         9,987,888       306,483              -                    -            10,294,371

DEFERRED GAIN, NET                                4,703,262                                                               4,703,262

SECURED PROMISSORY NOTES PAYABLE
    AND OTHER BORROWINGS                          2,118,172                                                               2,118,172

ACCRUED LEASE EXPENSES                           58,053,351                                                              58,053,351
                                           -----------------------------------------------------------------------------------------
TOTAL LIABILITIES                                74,862,673       306,483              -                    -            75,169,156

MINORITY INTEREST                                                                  1,405   (E)                                1,405

SHAREHOLDERS' (DEFICIT) EQUITY:
    Preferred Stock                                     100                                         1,528,408   (B)       1,528,508
    Common Stock                                    125,254        18,149        (18,149)  (E)         55,215   (B)         180,469
    Additional Paid-in Capital                                  1,476,704     (1,476,704)  (E)      4,212,153   (B)       4,212,153
    Accumulated deficit                          (2,206,034)   (1,483,428)     1,483,428   (E)                           (2,206,034)
                                           -----------------------------------------------------------------------------------------
                                                 (2,080,680)       11,425        (11,425)           5,795,776             3,715,096
    Treasury stock                                 (456,271)                                                               (456,271)
    Notes receivable from officers and board
     members                                       (445,948)                                                               (445,948)
                                           -----------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' (DEFICIT) EQUITY             (2,982,899)       11,425        (11,425)           5,795,776             2,812,877
                                           -----------------------------------------------------------------------------------------

                                               $ 71,879,774     $ 317,908      $ (10,020)         $ 5,795,776          $ 77,983,438
                                           =========================================================================================

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Environmental Power Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Statement of Operations
Three Months Ended March 31, 2001


                                                   EPC                Microgy              Pro Forma                   Combined
                                             (prior filing)        (standalone)           Adjustments      Note          Total
                                           -----------------------------------------------------------------------------------------
POWER GENERATION REVENUES                         $ 13,482,891                     -                                   $ 13,482,891

COSTS AND EXPENSES:
     Operating expenses                              4,957,240                                                            4,957,240
     Lease expenses                                  6,015,022                                                            6,015,022
     General and administrative expenses               685,729               286,979                                        972,708
     Depreciation and amortization                      86,547                 2,051           144,644    (C)               233,242
                                           -----------------------------------------------------------------------------------------
                                                    11,744,538               289,030           144,644                   12,178,212

OPERATING INCOME                                     1,738,353              (289,030)         (144,644)                   1,304,679

OTHER INCOME (EXPENSE):
     Interest income                                    18,784                   996                                         19,780
     Interest expense                                  (69,303)                                                             (69,303)
     Amortization of deferred gain                      77,103                                                               77,103
                                           -----------------------------------------------------------------------------------------
                                                        26,584                   996                 -                       27,580

INCOME BEFORE INCOME TAXES
      AND MINORITY INTEREST                          1,764,937              (288,034)         (144,644)                   1,332,259

MINORITY INTEREST                                                                               35,428    (E)                35,428

INCOME TAX EXPENSE                                    (777,000)                    -           100,812    (D)              (676,188)
                                           -----------------------------------------------------------------------------------------

NET INCOME                                           $ 987,937            $ (288,034)         $ (8,404)                   $ 691,499
                                           =========================================================================================

EARNINGS PER COMMON SHARE:
      Basic                                             $ 0.09                                            (F)                $ 0.04
      Diluted                                           $ 0.09                                            (F)                $ 0.04

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Environmental Power Corporation and Subsidiaries
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2000

                                                       EPC            Microgy         Pro Forma                 Combined
                                                  (prior filing)    (standalone)     Adjustments     Note        Total
                                                 ----------------------------------------------------------------------------
POWER GENERATION REVENUES                            $ 54,303,222                -                              $ 54,303,222

COSTS AND EXPENSES:
     Operating expenses                                22,291,069                                                 22,291,069
     Lease expenses                                    26,415,897                                                 26,415,897
     General and administrative expenses                3,602,960        1,052,344                                 4,655,304
     Depreciation and amortization                        415,230            3,528          578,576   (C)            997,334
                                                 ----------------------------------------------------------------------------
                                                       52,725,156        1,055,872          578,576               54,359,604

OPERATING INCOME                                        1,578,066       (1,055,872)        (578,576)                 (56,382)

OTHER INCOME (EXPENSE):
     Interest income                                      736,867           13,611                                   750,478
     Interest expense                                    (320,641)                                                  (320,641)
     Amortization of deferred gain                        308,411                                                    308,411
     Sale of NOx emission credits                       1,156,338                                                  1,156,338
     Other income                                               -            9,000                                     9,000
                                                 ----------------------------------------------------------------------------
                                                        1,880,975           22,611                -                1,903,586
INCOME BEFORE INCOME TAXES
      AND MINORITY INTEREST                             3,459,041       (1,033,261)        (578,576)               1,847,204

MINORITY INTEREST                                                                           127,091   (E)            127,091

INCOME TAX EXPENSE                                     (1,632,233)               -          361,641   (D)         (1,270,592)
                                                 ----------------------------------------------------------------------------

NET INCOME                                            $ 1,826,808      $(1,033,261)       $ (89,844)               $ 703,703
                                                 ============================================================================

EARNINGS PER COMMON SHARE:
      Basic                                                $ 0.16                                     (F)             $ 0.04
      Diluted                                              $ 0.16                                     (F)             $ 0.04


See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

NOTE A -- BASIS OF PRESENTATION
-------------------------------

On July 23, 2001, Environmental Power Corporation (individually "EPC" or consolidated "the Company") acquired approximately 87.7% of the outstanding common stock of Microgy Cogeneration Systems Inc. ("Microgy") in exchange for securities of the Company pursuant to a Share Exchange Agreement (the "Exchange Agreement") dated as of June 20, 2001 among the Company, Microgy and the Principal Microgy Shareholders, as defined therein. Under the terms of the Exchange Agreement, the Company issued an aggregate of 5,521,549 shares of the Company's common stock, $.01 par value ("Common Stock") and 197,760.7 shares of the Company's newly designated Series B Convertible Preferred Stock, $.01 par value (the "Preferred Stock"), to the Principal Microgy Shareholders in exchange for 15,919,147 shares of Microgy common stock. Each share of Preferred Stock, which votes with the Common Stock on an as converted basis, will automatically be converted into ten shares of Common Stock upon an increase in the authorized common stock to an amount sufficient to allow conversion of the Preferred Stock. The exchange ratio ("Exchange Ratio") used was 0.3468495 shares of Common Stock and 0.0124228 shares of Preferred Stock for each share of Microgy common stock. Under the terms of the Exchange Agreement, the Company agreed to offer the remaining shareholders of Microgy (who own an aggregate of 2,230,126 shares of Microgy Common, warrants to purchase 885,000 shares of Microgy common stock and options to purchase 290,000 shares of Microgy common stock) an opportunity to exchange their Microgy securities for EPC securities based on the Exchange Ratio. On July 23, 2001, one of the Principal Microgy Shareholders also exchanged a warrant to purchase 800,000 shares of Microgy common stock for a warrant to purchase securities of the Company based on the Exchange Ratio. The exercise price for the warrant to purchase securities of the Company exceeded the estimated market value of the Company's common stock on the date of the exchange.

Solely for purposes of this presentation, these unaudited combined condensed financial statements have been prepared as if Microgy were combined with EPC and its other subsidiaries into one reporting entity. The purchase price paid by EPC for Microgy's net assets has been pushed down to the subsidiary. The portion of the purchase price not allocated to assets or liabilities has been recorded as goodwill (See Note B).

The accompanying unaudited pro forma combined condensed financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and Regulation S-X and do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

NOTE B - PURCHASE PRICE
-----------------------

For purposes of the unaudited pro forma combined condensed financial statements, the purchase price of approximately 87.7% of the outstanding common stock of Microgy was calculated as follows:

                                                                                     Total
                                             Common           Preferred         Purchase Price
                                             ------           ---------         --------------
EPC shares issued as consideration          5,521,549         197,760.7

Market price per share                         $0.773              $7.73
                                           ----------        -----------

Total Consideration Paid                   $4,267,368         $1,528,408         $5,795,776
                                           ==========         ==========         ==========

Market prices per share were based on the average closing market price of EPC's common stock from June 18, 2001 through June 27, 2001. Each preferred share is convertible to ten common shares and votes with common shares on an as converted basis. Therefore, the market price for each preferred share was estimated to be ten times the market price for each common share.

NOTE C -- GOODWILL
------------------

For purposes of the unaudited pro forma combined condensed financial statements, the Company has allocated 100% of the purchase price which was not allocable to net assets to goodwill. Goodwill, which is being amortized on a straight-line basis over ten years, was determined as follows:

         Total Purchase Price of the 87.7% interest in Microgy         $5,795,776
         Estimated fair value of the net assets acquired:
                  87.7% of the historical book value of Microgy
                  as of March 31, 2001                                    (10,020)
                                                                    -------------

         Estimated Goodwill as of March 31, 2001                       $5,785,756
                                                                    =============

The Company reported amortization of goodwill of $578,576 and $144,644 in its unaudited pro forma combined condensed statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

The Company is still in the process of evaluating its acquired intellectual property for the purpose of separately identifying, valuing and providing meaningful disclosures of each identifiable intangible asset. After such evaluation, the Company will provide further information about its intangible assets.

NOTE D - INCOME TAXES
---------------------

Microgy is a development stage company which currently does not report income taxes on a standalone basis. For purposes of the unaudited pro forma combined condensed financial statements, the Company has reported an income tax benefit representing 35% of Microgy's loss before income taxes. This amount represents the Company's estimated savings of Federal and certain state income taxes from including Microgy's operations in a combined tax return.

NOTE E - MINORITY INTEREST
--------------------------

The Company has a 12.3% minority interest of Microgy shareholders who were not a party to the Exchange Agreement. For purposes of the unaudited pro forma combined condensed financial statements, the Company has made the following pro forma adjustments:

 .    The Company eliminated 100% of the Microgy equity and reported 12.3% of such equity as a minority interest on its Pro Forma Combined Condensed Balance Sheet as of March 31, 2001.

 .    The Company reported 12.3% of Microgy's loss before income taxes as a minority interest under the caption other income in its Pro Forma Combined Condensed Statements of Operations for the three months ended March 31, 2001 and the year ended December 31, 2000.

NOTE F -- EARNINGS PER COMMON SHARE
-----------------------------------

The Company computes its earnings per common share using the treasury stock method in accordance with SFAS No. 128, "Earnings per Share". The Company computes basic earnings per share by dividing net income for the period by the weighted average number of shares of common stock outstanding during the period. For purposes of calculating diluted earnings per share, the Company assumes the conversion of its Series B Convertible Preferred Stock and considers its shares issuable in connection with stock options to be dilutive common stock equivalents when the exercise price is less than the average market price of the Company's common stock for the period. The Company excludes antidilutive common stock equivalents from the calculation of diluted earnings per share. The following table outlines the calculation of basic earnings per share and diluted earnings per share for the three months ended March 31, 2001 and year ended December 31, 2000.

-----------------------------------------------

                                                                    Income               Shares            Per Share
                                                                  (Numerator)         (Denominator)         Amounts
                                                                ----------------    ------------------    -------------
Three Months Ended March 31, 2001:
Income available to shareholders                                     $  691,499            16,928,332           $  .04
Effect of dividends to preferred stockholders                           (1,250)
                                                                ----------------    ------------------    -------------
Basic EPS - income available to common shareholders                     690,249            16,928,332              .04
Effect of dilutive securities:
     Assumed conversion of Series B Preferred Stock                                         1,977,607
     Assumed exercise of dilutive stock options                                                 1,207
                                                                ----------------    ------------------    -------------
Diluted EPS - income available to common shareholders                $  690,249            18,907,146           $  .04
                                                                ================    ==================    =============
Year Ended December 31, 2000:
Income available to shareholders                                     $  703,703            16,928,332           $  .04
Effect of dividends to preferred stockholders                           (5,000)
                                                                ----------------    ------------------    -------------
Basic EPS - income available to common shareholders                     698,703            16,928,332              .04
Effect of dilutive securities:
     Assumed conversion of Series B Preferred Stock                                         1,977,607
     Assumed exercise of dilutive stock options                                                 2,026
                                                                ----------------    ------------------    -------------
Diluted EPS - income available to common shareholders                $  698,703            18,907,965           $  .04
                                                                ================    ==================    =============